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                                                           EXHIBIT (d)(II)(1)(a)

                                  ECLIPSE FUNDS

                             MainStay Balanced Fund
                        MainStay Mid Cap Opportunity Fund
                       MainStay Small Cap Opportunity Fund

                    AMENDED AND RESTATED MANAGEMENT AGREEMENT

         The Amended and Restated Management Agreement, made between Eclipse Funds, a Massachusetts business trust ("Trust"), as of the 12th day of December, 2000, and any amendments thereto, are hereby amended and restated effective as of May 1, 2006, on behalf of MainStay Balanced Fund, MainStay Mid Cap Opportunity Fund, and MainStay Small Cap Opportunity Fund (each a "Fund" and collectively, "Funds"), each a separate series of the Trust, and New York Life Investment Management LLC, a Delaware limited liability company ("Manager").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act");

         WHEREAS, the shares of beneficial interest of the Trust ("Shares") are divided into separate series, each of which is established by resolution of the Board of Trustees of the Trust and the Trustees may from time to time terminate such series or establish and terminate additional series; and

         WHEREAS, the Trust desires to retain the Manager to render investment advisory and related administrative services to each of the Funds, and the Manager is willing to render such services on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the parties agree as follows:

         1. Appointment. The Trust hereby appoints New York Life Investment Management LLC to act as manager to each of the Funds for the period and on the terms set forth in this Agreement. The Manager accepts such appointment and agrees to render the services herein described, for the compensation herein provided.

         2. Duties as Manager. Subject to the supervision of the Trustees of the Trust, the Manager shall administer each Fund's business affairs and manage the investment operations of each Fund and the composition of the portfolio of each Fund, including the purchase, retention and disposition thereof, in accordance with the investment objectives, policies and restrictions of each Fund, as stated in its currently effective Prospectus (as hereinafter defined) and subject to the following understandings:


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                  (a) The Manager shall (i) furnish each Fund with office
                  facilities; (ii) be responsible for the financial and accounting records required to be maintained by each Fund (excluding those being maintained by the Fund's custodian and transfer agent except as to which the Manager has supervisory functions) and other than those being maintained by the Fund's subadviser, if any; and (iii) furnish each Fund with ordinary clerical, bookkeeping and recordkeeping services at such office facilities.

                  (b) The Manager shall provide supervision of each Fund's investments and determine from time to time what investments or securities will be purchased, retained, sold or lent by each Fund, and what portion of each Fund's assets will be invested or held uninvested as cash.

                  (c) The Manager shall use its best judgment in the performance of its duties under this Agreement.

                  (d) The Manager, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Declaration of Trust, By-Laws and Prospectus (each as hereinafter defined) of the Trust and with the instructions and directions of the trustees of the Trust, and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations.

                  (e) The Manager, and any subadviser to whom such authority has been delegated, shall determine the securities to be purchased or sold by each Fund and will place orders pursuant to its determination with or through such persons, brokers or dealers (including NYLIFE Securities Inc.) in conformity with the policy with respect to brokerage as set forth in the Trust's Registration Statement and Prospectus (each as hereinafter defined) or as the Trustees may direct from time to time. It is recognized that, in providing a Fund with investment supervision or the placing of orders for portfolio transactions, the Manager or any subadviser will give primary consideration to securing the most favorable price and efficient execution. Consistent with this policy, the Manager or any subadviser may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any transactions or other transactions to which other clients of the Manager or any subadviser may be a party. It is understood that none of the Funds, nor the Trust or the Manager or subadviser has adopted a formula for allocation of a Fund's investment transaction business. It is also understood that it is desirable for each Fund that the Manager or any subadviser have access to supplemental investment and market research and security and economic analyses provided by certain brokers who may execute brokerage transactions at a higher cost to a Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the


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                  Manager or any subadviser is authorized to place orders for the purchase and sale of securities for a Fund with such certain brokers, subject to review by the Trust's Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Manager or any subadviser in connection with its services to other clients.

         On occasions when the Manager or any subadviser deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients, the Manager or any subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as expenses incurred in the transaction, will be made by the Manager or any subadviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to that Fund and to such other clients.

                  (f) The Manager shall maintain all books and records with respect to each Fund's securities transactions required by sub-paragraphs (b)(5), (6), (9) and (10) and paragraph (f) of Rule 31a-1 under the 1940 Act and any other books and records required to be maintained by it under the 1940 Act and the Rules thereunder and shall render to the Trust's Trustees such periodic and special reports as the Trustees may reasonably request.

                  (g) The Manager shall provide the Trust's custodian on each business day with information relating to the execution of all portfolio transactions pursuant to standing instructions.

                  (h) With respect to any or all series of the Trust, including the Funds, the Manager may enter into one or more contracts ("Sub-Advisory Contract or Sub-Administration Contract") with a subadviser or sub-administrator in which the Manager delegates to such subadviser or sub-administrator any or all its duties specified in this Agreement, provided that each Sub-Advisory Contract or Sub-Administration Contract meets all requirements of the 1940 Act and rules thereunder.

         3. Manager Personnel. The Manager shall authorize and permit any of its directors, officers and employees who may be elected or appointed as Trustees or officers of the Trust to serve in the capacities in which they are elected or appointed. Services to be furnished by the Manager under this Agreement may be furnished through the medium of any of such directors, officers or employees.

         4. Books and Records. The Manager shall keep each Fund's books and records required to be maintained by it, pursuant to paragraph 2 hereof. The Manager agrees that all records which it maintains for a Fund are the property of that Fund, and it will surrender promptly to that Fund any of such records upon the Fund's request. The


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Manager further agrees to preserve for the periods prescribed by Rule 31a-2 as promulgated by the Securities and Exchange Commission (the "Commission") under the 1940 Act any such records as are required to be maintained by the Manager pursuant to paragraph 2 hereof.

         5. Services Not Exclusive. The services furnished by the Manager hereunder are not to be deemed exclusive and the Manager shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

         6. Documents. The Trust has delivered to the Manager copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

                  (a) Declaration of Trust of the Trust, filed with the Massachusetts Secretary of State (such Declaration of trust, as in effect on the date hereof and as amended from time to time, is herein called the "Declaration of Trust");

                  (b) By-Laws of the Trust (such By-Laws, as in effect on the date hereof and as amended from time to time, are herein called the "By-Laws");

                  (c) Certified Resolutions of the Trustees of the Trust authorizing the appointment of the Manager and approving the form of this Agreement;

                  (d) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the "Registration Statement"), as filed with the Commission, relating to each Fund and each Fund's Shares and all amendments thereto;

                  (e) Notification of Registration of the Trust under the 1940 Act on Form N-8A as filed with the Commission and all amendments thereto; and

                  (f) Each form Prospectus and Statement of Additional Information of the Trust (such Prospectuses and Statement of Additional Information, as currently in effect and as amended or supplemented from time to time, being herein called collectively the "Prospectus").

         7.       Expenses.

                  (a) In connection with the services rendered by the manager under this Agreement, the Manager will bear all of the following expenses:

                           (i) the salaries and expenses of all personnel of the Trust and the Manager, except the fees and expenses of Trustees who are not interested persons of the Manager or of the Trust, and


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                           (ii) all expenses incurred by the Manager in
                           connection with managing the investment operations of each Fund and administering the ordinary course of each Fund's business, other than those assumed by that Fund herein;

                  (b) Each Fund assumes and will pay its expenses, including but not limited to those described below (where any such category applies to more than one series of the Trust, each Fund shall be liable only for its allocable portion of the expenses):

                           (i) the fees and expenses of Trustees who are not interested persons of the Manager or of the Trust;

                           (ii) the fees and expenses of the Fund's custodian which relate to (A) the custodial function and the recordkeeping connected therewith, (B) the maintenance of the required accounting records of the Fund not being maintained by the Manager, (C) the pricing of the Fund's Shares, including the cost of any pricing service or services which may be retained pursuant to the authorization of the Trustees of the Trust, and (D) for both mail and wire orders; the cashiering function in connection with the issuance and redemption of the Fund's Shares;

                           (iii) the fees and expenses of the Trust's transfer and dividend disbursing agent, which may be the custodian, which relate to the maintenance of each shareholder account,

                           (iv) the charges and expenses of legal counsel and independent accountants for the Trust;

                           (v) brokers' commissions and any issue or transfer taxes chargeable to the Trust in connection with its securities transactions on behalf of the Funds;

                           (vi) all taxes and business fees payable by the Trust or the Funds to federal, state or other governmental agencies;

                           (vii) the fees of any trade association of which the Trust may be a member;

                           (viii) the cost of share certificates, if any, representing Fund Shares;

                           (ix) the fees and expenses involved in registering and maintaining registrations of the Trust and of its Shares with the Commission, registering the Trust as a broker or dealer and



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                           qualifying its shares and/or complying with notice
                           and other applicable requirements under state securities laws, including the preparation and printing of the Trust's registration statements and prospectuses for filing under federal and state securities laws for such purposes;

                           (x) allocable communications expenses with respect to investor services and all expenses of shareholders' and Trustees' meetings and of preparing printing and mailing reports to shareholders in the amount necessary for distribution to the shareholders;

                           (xi) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business; and

                           (xii) any expenses assumed by the Funds pursuant to a Plan of Distribution adopted in conformity with Rule 12b-1 under the 1940 Act.

                  (c) Fees and expenses of legal counsel, of registering shares and complying with state securities laws, of holding meetings and of communicating with shareholders as described in subparagraph (b) above include an allocable portion of the cost of maintaining an internal legal and compliance department.

         8. Organization Expenses. Each Fund hereby agrees to reimburse the Manager for the organization expenses of, and the expenses incurred in connection with, the initial offering of any Shares of that Fund.

         9. Compensation. For the services provided and the facilities furnished pursuant to this Agreement, the Trust will pay to the Manager as full compensation therefore a fee at an annual rate of the following percentage of the average daily net assets of each Fund, as set forth in Schedule A.

         This fee will be computed daily and will be paid to the Manager monthly. This fee will be chargeable only to the respective Fund, and no other series of the Trust shall be liable for the fee due and payable hereunder. No Fund shall not be liable for any expense of any other series of the Trust.

         10. Standard of Care. Subject to applicable law, the Manager shall not be liable for any error of judgment or for any loss suffered by a Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.


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

         11. Duration and Termination. This Agreement shall continue in effect with respect to a Fund for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually with respect to that Fund in conformity with the requirements of the 1940 Act and the Rules thereunder; provided, however, that this Agreement may be terminated with respect to any Fund at any time, without the payment of any penalty, by the Trustees of the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of that Fund, or by the Manager at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

         12. Other Business. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Manager who may also be a Trustee, officer, or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the Manager's right to engage in any other business or to render services of any kind to any other corporation, trust, firm, individual or association.

         13. Independent Contractor. Except as otherwise provided herein or authorized by the Trustees of the Trust from time to time, the Manager shall for all purposes herein be deemed to be an independent contractor and shall have no authority to act for or represent any Fund or the Trust in any way or otherwise be deemed an agent of any Fund or the Trust.

         14. Trust Materials. During the term of this Agreement, the Trust agrees to furnish the Manager at its principal office all Prospectuses, proxy statements, reports to shareholders, sales literature or other materials prepared for distribution to shareholders of a Fund or to the public, which refer to the Manager in any way, prior to use thereof and not to use such materials if the Manager reasonably objects in writing within five business days (or such other time as may be mutually agreed) after receipt thereof. In the event of termination of this Agreement, the Trust will continue to furnish to the Manager copies of any of the above-mentioned materials which refer in any way to the Manager. The Trust shall furnish or otherwise make available to the Manager such other information relating to the business affairs of each Fund as the Manager at any time, or from time to time, reasonably requests in order to discharge its obligations hereunder.

         15. Amendment. This Agreement may be amended in writing by mutual consent, but the consent of each of the Funds, if required, must be obtained in conformity with the requirements of the 1940 Act and the Rules thereunder.

         16. Notice. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at 51 Madison Avenue, New York, New York 10010; or (2) to the Trust at 169 Lackawanna Avenue, Parsippany, New Jersey 07054.


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         17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         18. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. As used in this Agreement, terms shall have the same meaning as such terms have in the 1940 Act. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. This Agreement may be signed in counterpart.


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         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                         ECLIPSE FUNDS, on behalf of the Funds


                                         By:/s/ Christopher O. Blunt
                                            ----------------------------------
                                               Name:  Christopher O. Blunt
                                               Title:    President


                                         NEW YORK LIFE INVESTMENT
                                         MANAGEMENT LLC


                                         By: /s/ Gary E. Wendlandt
                                            ----------------------------------
                                              Name:  Gary E. Wendlandt
                                              Title:    Chairman and CEO



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                                   SCHEDULE A
                               (as of May 1, 2006)


FUND                                                               ANNUAL RATE 1
Balanced Fund                                                          0.75%2
Mid Cap Opportunity Fund                                               0.90%
Small Cap Opportunity Fund                                             1.00%

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1        Of each Fund's average daily net assets.

2        0.75% on assets to $1 billion; 0.70% on remainder of assets.


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